THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 22nd day of July, 2022.

BETWEEN:

THE ALKALINE WATER COMPANY INC., a company duly incorporated under the laws of the State of Nevada and having an address at 8541 E Anderson Drive, Suite 100/101, Scottsdale, AZ  85255 (email: ____________________)

(the "Company")

AND:

♦[INSERT NAME], a company having an address at ♦[insert address] (email: ♦[insert email])

(the "Subscriber")

WHEREAS:

A. The Company is indebted to the Subscriber in the amount of US$♦ (the "Outstanding Amount"), being the principal and accrued interest outstanding as of the date hereto on the Convertible Note issued by the Company to the Subscriber on March 4, 2022;

B. The Subscriber has agreed to accept a cash payment in the amount of US$♦ (the "Cash Payment") and ♦ special warrants (each, a "Special Warrant") of the Company at a price of US$0.37 per Special Warrant as payment of the Outstanding Amount, pursuant to the terms and conditions set forth in this Agreement;

C. Each Special Warrant shall be automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into units (each, a "Unit") of the Company on the date (the "Automatic Exercise Date") that is the earlier of: (i) the date that is three business days following the date on which the Company obtains a receipt from the British Columbia Securities Commission (the "Securities Commission") for a (final) short form prospectus qualifying the distribution of the Units issuable upon exercise of the Special Warrants (the "Qualification Prospectus"), and (ii) the date that is four months and one day after the Closing Date (as hereinafter defined); and

D. Each Unit shall consist of one share of common stock in the capital of the Company (each a "Share") and one share purchase warrant (each a "Warrant").  Each Warrant will entitle the holder to purchase one Share (each, a "Warrant Share", and together with the Special Warrants, the Units, the Shares and the Warrants, the "Securities") at an exercise price of USD$0.44 per Warrant Share.

NOW THEREFORE, this Agreement witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Subscriber (each, a "Party" and, together, the "Parties") agree as follows:

1. ACKNOWLEDGEMENT OF INDEBTEDNESS

1.1 The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

2. PAYMENT OF INDEBTEDNESS AND EXERCISE OF WARRANTS

2.1 On the Closing Date (as defined herein), the Company will

(a) remint to the Subscriber the Cash Payment by way of certified cheque; and

(b) issue the Special Warrants to the Subscriber, and

the Subscriber will accept the Cash Payment and Special Warrants as full and final payment of the Outstanding Amount.

2.2 As consideration for the settlement of the Outstanding Amount and the issuance of the Special Warrants, the Subscriber hereby agrees to exercise the Warrants immediately upon automatic exercise of the Special Warrants.  The Subscriber will provide to McMillan LLP, solicitors for the Subscriber, in trust:

(a) on or prior to the Closing Date, an executed warrant exercise form (the "Warrant Exercise Form"), which the Subscriber acknowledges shall be dated the Automatic Exercise Date by the Company; and

(b) on the Closing Date, the aggregate exercise price for the exercise of the Warrants (the "Warrant Share Subscription Proceeds"), by wire transfer of immediately available funds to a trust account maintained by McMillan LLP;

on terms whereby: (i) the Company and the Subscriber shall execute and deliver to McMillan LLP the acknowledgement (the "Acknowledgement") in the form annexed hereto as Exhibit I, which is incorporated into and forms part of this Agreement; (ii) the Warrant Exercise Form shall be released to the Company on the Automatic Exercise Date; and (iii) subject to the additional terms and conditions set forth in the Acknowledgement, the Warrant Share Subscription Proceeds shall be released to the Company as soon as practicable following the Automatic Exercise Date.

3. RELEASE

3.1 The Subscriber hereby agrees that, upon delivery of a certificate representing the Special Warrants by or on behalf of the Company in accordance with the provisions of this Agreement, and the Outstanding Amount will be fully satisfied and extinguished, and at such time the Subscriber will irrevocably and unconditionally remise, release and forever discharge the Company from all claims, demands, obligations and damages of whatsoever kind in connection with, arising under, or related to, the Outstanding Amount.

4. DOCUMENTS REQUIRED FROM THE SUBSCRIBER

4.1 The Subscriber will complete, sign and return to the Company on or prior to the Closing Date:

(a) one executed copy of this Agreement;

(b) one executed copy of the Warrant Exercise Form; and

(c) any other documents, notices and undertakings as may be requested by the Company, acting reasonably.

4.2 The Company and the Subscriber acknowledge and agree that Clark Wilson LLP (the "Company's Counsel") has acted as counsel only to the Company and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Company and the Company's Counsel have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Company and the Company's Counsel that the Subscriber has sought independent legal advice or waives such advice.

5. CLOSING

5.1 The offer and sale of Special Warrants contemplated hereby is being undertaken concurrently with an offering of units having the same attributes as the Units (the "Offering"), in final payment and satisfaction of outstanding indebtedness of the Company in the aggregate additional amount of US$3,869,961.65 (including the amount being settled under this Agreement). Closing of the Offering (the "Closing") shall occur on such date as may be determined by the Company in its sole discretion (the "Closing Date") after receipt of all necessary regulatory approvals.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1 The Subscriber represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing), that:

(a) none of the Securities have been registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or under any securities or "blue sky" laws of any state of the United States and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to a U.S. Person, as that term is defined in Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b) except as contemplated under this Agreement, the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other securities legislation;

(c) the decision to execute this Agreement and purchase the Special Warrants has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based solely upon information provided by the Company in this document, or that is publicly available in the Company Disclosure Record (as hereinafter defined);

(d) the Subscriber is not a U.S. Person (as defined in Regulation S) and is outside the United States when receiving and executing this Agreement;

(e) the Subscriber is not acquiring the Special Warrants for the account or benefit of, directly or indirectly, any U.S. Person, as defined in Regulation S;

(f) the Subscriber is resident in the jurisdiction set out on page 1 of this Agreement;

(g) if the Subscriber is resident outside of Canada:

(i) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Special Warrants,

(ii) the Subscriber is acquiring the Special Warrants pursuant to exemptions from prospectus or equivalent requirements under applicable laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to acquire the Special Warrants under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions,

(iii) the applicable securities laws of the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issuance or resale of any of the Securities,

(iv) the acquisition of the Special Warrants by the Subscriber does not trigger:

A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such acquisition, in the International Jurisdiction, or

B. any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(v) the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(h) the Subscriber is acquiring the Special Warrants as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons (as defined in Regulation S) in violation of U.S. federal or state securities laws;

(i) the Subscriber acknowledges that it has not acquired the Special Warrants as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(j) the Subscriber has received and carefully read this Agreement;

(k) if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Agreement is executed and is legally competent to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder;

(l) if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained;

(m) if the Subscriber is a body corporate, the Subscriber is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(n) this Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Subscriber;

(o) the execution, delivery and performance by the Subscriber of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber's constating documents (if the Subscriber is not an individual) or any agreement to which the Subscriber is a party or by which it is bound;

(p) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Securities hereunder, and to obtain additional information regarding the Company to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(q) upon the issuance thereof, and until such time as the same is no longer required under applicable laws, any certificate representing any of the Securities will bear a legend in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [FOUR MONTHS AND A DAY FROM CLOSING].

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY [For Special Warrants and Warrants add: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

(r) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Special Warrants and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(s) there is no government or other insurance covering any of the Securities;

(t) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company;

(u) the Subscriber has not conveyed, transferred or assigned any portion of the Outstanding Amount to any third party, and has full right, power and authority to enter into this Agreement and to accept the Special Warrants in full and final satisfaction of the Outstanding Amount;

(v) no third party has any right to payment of all or any portion of the Outstanding Amount;

(w) the release contained in Section 3 is fully enforceable by the Company against the Subscriber;

(x) the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Special Warrants;

(y) if applicable, the Company is relying on exemptions from prospectus requirements found in Section 2.14 of National Instrument 45-106 - Prospectus Exemptions and applicable securities laws in the Subscriber's jurisdiction of residence (if other than British Columbia) to issue the Securities to the Subscriber;

(z) no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Securities, the issuance is exempt from the prospectus requirements available under the provisions of applicable securities laws, and as a result:

(i) the Subscriber may be restricted from using some of the civil remedies otherwise available under applicable securities laws,

(ii) the Subscriber may not receive information that would otherwise be required to be provided to it under applicable securities laws, and

(iii) the Company is relieved from certain obligations that would otherwise apply under applicable securities laws;

(aa) the Subscriber confirms that neither the Company nor any of its directors, employees, officers or affiliates have made any representations (written or oral) to the Subscriber:

(i) regarding the future value of any of the Securities,

(ii) that any person will resell or repurchase any of the Securities, or

(iii) that any person will repay the Outstanding Amount, other than as provided in this Agreement;

(bb) the Subscriber has been advised to consult its own legal and financial advisors with respect to the suitability of the Special Warrants as an investment for the Subscriber, the tax consequences of acquiring and dealing with the Special Warrants, and the resale restrictions to which the Securities are or may be subject under applicable securities legislation, and has not relied upon any statements made by, or purporting to have been made on behalf of, the Company with respect to such suitability, tax consequences and resale restrictions;

(cc) there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities, and the Company gives no opinion and makes no representation to the Subscriber with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax laws that may apply to the Subscriber's acquisition or disposition of the Securities;

(dd) the Subscriber may not be able to resell the Securities except in accordance with limited exemptions available under applicable securities legislation, and the Subscriber is solely responsible for (and the Company is in no way responsible for) the Subscriber's compliance with applicable resale restrictions;

(ee) it is not aware of any advertisement of any of the Securities and is not acquiring the Special Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(ff) it is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(gg) the Company will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act, or pursuant to an available exemption from the registration requirements of the 1933 Act, and in each case in accordance with applicable state and provincial securities laws; and

(hh) the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements of the Subscriber contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber will promptly notify the Company.

6.2 The Subscriber agrees that the representations, warranties and covenants of the Subscriber in this Agreement will be true and correct both as of the execution of this Agreement and as of the Closing, and will survive the completion of the distribution of the Special Warrants to the Subscriber and any subsequent disposition of the Securities by the Subscriber.

6.3 The Subscriber acknowledges that the Company is relying upon the representations, warranties and covenants of the Subscriber set forth in this Agreement in determining the eligibility of the Subscriber to acquire the Special Warrants, and hereby agrees to indemnify the Company, including its affiliates, shareholders, directors, officers, partners, employees, advisors and agents, against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of, or in connection with, their reliance on such representations, warranties and covenants. The Subscriber undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth in this Agreement that occurs prior to the Closing.

6.4 In this Agreement, the term "U.S. Person" will have the meaning ascribed thereto in Regulation S, and for the purpose of this Agreement includes, but is not limited to: (a) any person in the United States; (b) any natural person resident in the United States; (c) any partnership or corporation organized or incorporated under the laws of the United States; (d) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (e) any estate or trust of which any executor or administrator or trustee is a U.S. Person.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

7.1 The Company represents and warrants to, and covenants with, the Subscriber (which representations, warranties and covenants shall survive the Closing), that:

(a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite power, authority, legal capacity and competence to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Company hereunder, and all necessary approvals of its directors and shareholders, or otherwise, with respect to such matters have been given or obtained;

(b) this Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Company;

(c) the execution, delivery and performance by the Company of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Company, and do not and will not constitute a breach of or default under any of the Company's constating documents or any material agreement to which the Company is a party or by which it is bound;

(d) the Company's common stock is registered as a class under section 12(b) of the United States Securities 1934 Act of 1934, as amended (the "1934 Act"), and the Company is not in default of any material requirements of the 1934 Act or the rules and regulations promulgated thereunder;

(e) the Company has taken no action to de-register its common stock under the 1934 Act, nor has the Company received any notification from the SEC seeking to revoke such registration pursuant to section 12(j) of the 1934 Act;

(f) the Company is a "reporting issuer" or equivalent thereof in the Canadian Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario (the "Canadian Jurisdictions"), is not on the list of reporting issuers in default under applicable Canadian securities laws and, except as has been disclosed in the Company Disclosure Record (as defined herein), is not in default of any material requirements of any applicable Canadian securities laws, or the rules and regulations of the Canadian Securities Exchange (the "CSE") or The Nasdaq Stock Market ("Nasdaq");

(g) no delisting, suspension of trading in or cease trade order with respect to any of the Company's securities and, to the knowledge of the Company, no inquiry or investigation of any regulatory authority, is pending, in effect or ongoing or threatened;

(h) the Company has taken no action to cease to be a reporting issuer in the Canadian Jurisdictions, nor has the Company received notification from any Canadian Securities Administrator seeking to revoke the reporting issuer status of the Company;

(i) trading in the Company's common stock on the CSE and Nasdaq is not currently halted or suspended;

(j) the Company has, since April 1, 2020, filed all documents required to be filed by it in accordance with the 1934 Act and applicable Canadian securities laws, and the rules, policies and requirements of the CSE and Nasdaq, in all material respects, and, except for the late filing of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2022 under the Canadian securities laws and the policies of the CSE, the Company has timely filed with the SEC, Canadian Securities Administrators in the Canadian Jurisdictions, the CSE and Nasdaq all material forms, reports, schedules, certifications, statements and other documents required to be filed by it under the 1934 Act, Canadian securities laws and, where applicable, the rules and policies of the CSE and Nasdaq, since April 1, 2020 (the "Company Disclosure Record");

(k) the Company Disclosure Record complied as filed in all material respects with the 1934 Act, applicable Canadian securities laws and, where applicable, the rules and policies of the CSE and Nasdaq, and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made;

(l) the Company has not filed any confidential material change report with any securities regulator which at the date hereof remains confidential;

(m) other than in the ordinary course of business, there are no outstanding or unresolved comments in any comment letters from any securities regulators with respect to any of the Company Disclosure Record, and none of the Company or any of the Company Disclosure Record is subject of an ongoing audit, review, comment or investigation by any securities regulator; and

(n) each of the consolidated financial statements contained or incorporated by reference in the Company Disclosure Record, including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with generally accepted accounting principles in the United States applied on a basis consistent with past practice of the Company throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to the absence of footnotes and year-end adjustments).

8. CANADIAN PROSPECTUS QUALIFICATION AND U.S. REGISTRATION RIGHTS

8.1 The Company will, at its expense, use commercially reasonable efforts to prepare and file  the Qualification Prospectus with the Securities Commission within 30 days of the date of this Agreement first set forth above, and to obtain a receipt from the Securities Commission for the Qualification Prospectus before the date (the "Target Prospectus Qualification Date") that is within 60 days following the Closing Date; provided, however, that while there is no assurance that a receipt for the Qualification Prospectus will be issued prior to the expiry of the statutory four month hold period prescribed by National Instrument 45-102 - Resale of Securities, the Company will continue to use commercially reasonable efforts both before and after the Target Prospectus Qualification Date, as applicable, to obtain a receipt for the Qualification Prospectus as soon as practicable until such time as all the Special Warrants have been exercised.

8.2 The Company will, at its expense, prepare and file a registration statement (the "Registration Statement") on Form S-3 (or any other applicable form available to the Company at the time of such filing) with respect to the Shares and the Warrant Shares (the  "Registrable Securities") with the SEC within 30 days following the Closing Date, and will use commercially reasonable efforts, at its expense, to: (a) have the Registration Statement declared effective by the SEC as soon as possible after filing; (b) keep the Registration Statement effective until all Registrable Securities are sold; (c) prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the 1933 Act in order to enable the disposition of all Registrable Securities covered by such Registration Statement; (d) furnish to the Subscriber such numbers of copies of a prospectus, as required by the 1933 Act, and such other documents as the Subscriber may reasonably request in order to facilitate the disposition of the Registrable Securities; (e) promptly make available for inspection by the Subscriber, and any attorney or accountant or other agent retained by the Subscriber, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by the Subscriber and any such attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; (f) notify the Subscriber, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; and (g) after such Registration Statement becomes effective, notify the Subscriber of any request by the SEC that the Company amend or supplement such Registration Statement or prospectus. The Registration Statement shall state, to the extent permitted by Rule 416 under the 1933 Act, that it also covers such indeterminate number of additional Shares in order to prevent dilution resulting from stock splits, stock dividends or similar events. Notwithstanding any other provision in this Section 8, if the Company receives a comment from the staff of the SEC that effectively results in the Company having to reduce the number of Registrable Securities included in such Registration Statement, then the Company, after having first used commercially reasonable efforts to persuade the staff of the SEC to withdraw such comment, may in its sole discretion reduce on a pro rata basis (among all subscribers in the Offering) the number of Registrable Securities to be included in the Registration Statement.

8.3 In connection with the preparation and filing of the Registration Statement and the Qualification Prospectus, the Subscriber will furnish to the Company in writing, such information and representations with respect to itself and the proposed distribution by it as are reasonably necessary in order to assure compliance with applicable federal, state and provincial securities laws. The Company will require the Subscriber to furnish to the Company, among other things as may be determined by the Company in its sole discretion, a certified statement as to the number of securities of the Company beneficially owned by the Subscriber and the name of the natural person that has voting and dispositive control over the Shares and the Warrant Shares. The Subscriber will be responsible for payment of any legal fees it incurs in connection with the Registration Statement.

8.4 The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses, as incurred, to the extent arising out of or based solely upon: (a) the Subscriber's failure to comply with the prospectus delivery requirements of the 1933 Act; (b) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that: (i) such untrue statement or omission is contained in any information so furnished in writing by the Subscriber to the Company specifically for inclusion in the Registration Statement, (ii) such untrue statements or omissions are based solely upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein, or (iii) such information relates to the Subscriber or the Subscriber's proposed method of distribution of the Shares and the Warrant Shares and was reviewed and expressly approved in writing by the Subscriber expressly for use in the Registration Statement or in any amendment or supplement thereto; or (c) the use by the Subscriber of an outdated or defective Registration Statement after the Company has notified the Subscriber in writing that the Registration Statement is outdated or defective.

8.5 If a claim for indemnification hereunder is unavailable to the Company (by reason of public policy or otherwise), then the Subscriber, in lieu of indemnifying the Company, shall contribute to the amount paid or payable by the Company as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the Subscriber and the Company in connection with the actions, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. The relative fault of the Subscriber and the Company shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Subscriber or the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this section was available to such party in accordance with its terms.

9. CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

9.1 If the holder (the "Holder") of the Special Warrants who acquires the Units on exercise of the Special Warrants is or becomes entitled under the Canadian securities legislation to the remedy of rescission because of the prospectus (including the Qualification Prospectus) or an amendment to the prospectus, that may be filed by the Company in connection with the qualification of the distribution of the Units, containing a misrepresentation, (i) the Holder will be entitled, subject to available defences and any limitation period under applicable Canadian securities legislation, to rescission of both the Holder's exercise of the Special Warrants and the private placement transaction under which the Special Warrants were initially acquired, (ii) the Holder will be entitled in connection with the rescission to a full refund of all consideration paid to the Company on the acquisition of the Special Warrants and the Warrant Shares, and (iii) if the Holder is a permitted assignee of the interest of the original Special Warrant subscriber, the Holder will be entitled to exercise the rights of rescission and refund as if the Holder was the original subscriber.

10. DISCLOSURE OF SUBSCRIBER INFORMATION

10.1 The Subscriber acknowledges and consents to the fact that the Company is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of the Subscriber for the purpose of completing this Agreement.  The Subscriber acknowledges and consents to the Company retaining such personal information for as long as permitted or required by law or business practices; and further agrees and acknowledges that the Company may use and disclose such personal information: (i) for internal use with respect to managing the relationships between and contractual obligations of the Company and the Subscriber; (ii) for use and disclosure for income tax-related purposes, including, without limitation, where required by law, disclosure to IRS; (iii) disclosure to professional advisers of the Company in connection with the performance of their professional services; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law.  In addition, the Subscriber further acknowledges and consents to the fact that the Company may be required to provide any one or more of the Canadian securities regulators and other regulatory agencies, or the Company's registrar and transfer agent with any personal information provided by the Subscriber in this Agreement, and may make any other filings of such personal information as the Company's counsel deem appropriate, and the Subscriber hereby consents to and authorizes the foregoing use and disclosure of such personal information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing.  Such personal information may constitute personal data within the meaning of data protection legislation in the Isle of Man and any other relevant jurisdiction (the "Data Protection Legislation").  This data will be used for the purposes of described above. The Subscriber hereunder acknowledges that he is providing his consent to the Company, its delegates and its or their duly authorized agents and any of their respective related, associated or affiliated companies obtaining, holding, using, disclosing and processing the data for any one or more of such purposes, including disclosure or transfer whether in the Isle of Man or countries outside the Isle of Man including without limitation the United States of America and Canada which may not have the same data protection laws as the Isle of Man, to third parties including financial advisers, regulatory bodies, auditor, technology providers or to the Company and its delegates and its or their duly appointed agents and any of their respective related, associated or affiliated companies for the purposes specified above.  Pursuant to the Data Protection Legislation, investors have a right of access to their personal data kept by the Company, and the right to amend and rectify any inaccuracies in their personal data held by the Company by making a request to the Company in writing.

11. GENERAL

11.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

11.2 Any reference to currency is to the lawful currency of Canada unless otherwise indicated.

11.3 The Subscriber acknowledges that the Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement.

11.4 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any legal counsel retained by the Subscriber) relating to this Agreement or the acquisition of the Securities shall be borne by the Subscriber.

11.5 This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable therein.

11.6 This Agreement, including the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Parties, notwithstanding the completion of the acquisition of the Special Warrants by the Subscriber pursuant hereto.

11.7 This Agreement is not transferable or assignable.

11.8 Time shall be of the essence of this Agreement.

11.9 If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, then: (a) such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent in such jurisdiction, (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) such invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement.

11.10 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the settlement of the Outstanding Amount and the issuance of the Securities, and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else with respect thereto.

11.11 This Agreement may only be amended by mutual written agreement of the Parties.

11.12 Delivery of an executed copy of this Agreement by electronic means, including by email transmission or by electronic delivery in portable document format (".pdf"), shall be equally effective as delivery of a manually executed copy of this Agreement.  The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the delivery of this Agreement by electronic means.

11.13 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, emailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 1 and notices to the Company shall be directed to the Company's President at the address on page 1.

11.14 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first set forth above.

THE ALKALINE WATER COMPANY INC.

Per:  _______________________________
        Authorized Signatory

♦[INSERT NAME]

Per:  _______________________________
        Authorized Signatory

REGISTRATION AND DELIVERY INSTRUCTIONS

1. Delivery - deliver the certificates representing the Securities to:

________________________________________________________________________________________

________________________________________________________________________________________

2. Registration - register the Securities as follows:

________________________________________________________________________________________
(Registration name)

________________________________________________________________________________________
(Registration address)

________________________________________________________________________________________
(Name and phone number of applicable contact person, if being delivered to a broker)

EXHIBIT I

ACKNOWLEDGEMENT

To:  McMillan LLP
1500 - 1055 West Georgia Street
Vancouver, BC V6E 4N7

Each of the Company and the Subscriber acknowledges and agrees that the Warrant Share Subscription Funds are being delivered to McMillan LLP ("McMillan") to be held in trust pending the closing of the offering (the "Offering") of the Warrant Shares contemplated by the debt settlement and subscription agreement (the "Agreement") to which this Acknowledgement is annexed as Exhibit I thereto, and hereby agree as follows:

1. this Acknowledgement is incorporated into and forms part of the Agreement;

2. all capitalized terms used herein without definition have the respective meanings ascribed to them in the Agreement;

3. the Warrant Share Subscription Funds are being advanced in connection with an irrevocable subscription to purchase the Warrant Shares, and McMillan is irrevocably authorized and directed to hold the Warrant Share Subscription Funds in trust and pay the Warrant Share Subscription Funds to the Company on receiving notice of closing of the Offering from the Company without further notice to or direction from the Subscriber, if any;

4. in the event that McMillan does not receive notice from the Company of the closing of the Offering within three (3) business days following the Automatic Exercise Date, or in the event that the Company provides notice to McMillan that the Offering has been terminated, McMillan is irrevocably authorized and directed to return the Warrant Share Subscription Funds to the Subscriber without further notice to or direction from the Subscriber, as follows:

(a) for Warrant Share Subscription Funds that were received by wire transfer or electronic funds transfer, McMillan will return the Warrant Share Subscription Funds (less any applicable bank charges or fees) by wire transfer to the bank account from which the Warrant Share Subscription Funds were received; or

(b) for Warrant Share Subscription Funds that were received by certified cheque or bank draft provided by the Subscriber, McMillan will issue a trust cheque in the amount of the Warrant Share Subscription Funds (less any applicable bank charges or fees) in the name of the Subscriber, and will deliver such trust cheque to the address of the Subscriber provided in the Agreement;

5. funds paid in any currency other than Canadian dollars may be converted to Canadian dollars by McMillan, and neither McMillan or the Company is responsible for any loss resulting from such currency conversion;

6. McMillan has no duty or responsibility except as expressly set forth in this Acknowledgement in respect of the Warrant Share Subscription Funds, and no implied duty or obligation may be read into this Acknowledgement or the Agreement against it;

7. McMillan is not liable for any action it takes or omits to take in good faith and in the exercise of its own best judgment, for any error in judgment made in good faith or for any mistake of fact or law, unless it is proved that McMillan acted fraudulently, intentionally in bad faith, or in gross negligence;

8. McMillan may rely on, and is protected in acting upon, any judgment, order, notice, demand, direction, certificate or other instrument, paper or document which it may receive in connection with its duties under this Acknowledgement and which McMillan believes in good faith to be genuine and signed or presented by the proper persons, and may accept them as sufficient evidence of the facts stated in them.  McMillan is in no way bound to call for further evidence (whether as to due execution, validity or effectiveness, or the jurisdiction of any court, or as to the truth of any fact), and is not responsible for any loss occasioned by its failing to do so;

9. in the following circumstances, McMillan may, but is not required to: (i) refrain from taking any action under this Acknowledgement until it is jointly directed in writing by the Company and the Subscriber, or by an order of a court of competent jurisdiction from which no further appeal may be taken; or (ii) deposit the Warrant Share Subscription Funds with a court of competent jurisdiction in the Province of British Columbia:

(a) if McMillan is uncertain as to its duties or rights under the Agreement (including this Acknowledgement);

(b) if McMillan receives any instruction, claim or demand from any person relating to any matter under the Agreement (including this Acknowledgement) which, in McMillan's opinion, is in conflict with this Acknowledgement; or

(c) if any of the parties to the Agreement, including McMillan, disagree about the interpretation of the Agreement (including this Acknowledgement), the release of the Warrant Share Subscription Funds under the Agreement (including this Acknowledgement) or about the rights and obligations of McMillan or the propriety of an action contemplated by McMillan under this Acknowledgement;

10. upon McMillan depositing the Warrant Share Subscription Funds with a court in accordance with the Agreement (including this Acknowledgement), McMillan will be released from its duties and obligations under the Agreement (including this Acknowledgement);

11. the provisions of the Agreement (including this Acknowledgement) relating to the protection of McMillan survive such release of the Warrant Share Subscription Funds;

12. the Company and the Subscriber shall jointly and severally indemnify and save harmless McMillan of and from, and shall pay for, all actions, proceedings, losses, liabilities, costs, claims, damages, expenses (including legal fees and expenses on a solicitor and its own client basis) and demands that McMillan incurs or sustains in respect of any matter or thing it does pursuant to or in connection with the Agreement (including this Acknowledgement), or otherwise arising in connection with its receipt and handling of the Warrant Share Subscription Funds, except insofar as the same arose through McMillan's fraud, intentional bad faith or gross negligence;

13. McMillan has acted and/or may continue to act as legal counsel to the Subscriber with respect to various matters, including the closing of the Offering pursuant to the Agreement, and the instruments and transactions arising therefrom and McMillan will not, by virtue of holding the Warrant Share Subscription Funds in trust, be disqualified from continuing to act for or represent the Subscriber in connection with any other matter and otherwise, including in any matter adverse to the Company;

14. McMillan is not acting as legal counsel to the Company and the Company acknowledges that it has been advised to seek the advice of its independent legal counsel in connection with the execution of this Acknowledgement; and

15. McMillan is a third-party beneficiary of the Agreement (including this Acknowledgement) and is entitled to enforce the provisions of the Agreement (including this Acknowledgement) in favour of McMillan against each of the Subscriber and the Company.

Acknowledged and agreed by:

Subscriber: LUCRIS CAPITAL CORPORATION _______________________________________ (Authorized Signature of Subscriber) _______________________________________ (Official Capacity or Title)	Company: THE ALKALINE WATER COMPANY INC. _______________________________________ (Authorized Signature of Company) _______________________________________ (Official Capacity or Title)